UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of SunPower Corporation (the “Company”) has been scheduled for April 28, 2016, with a record date of February 29, 2016. Because the date of the 2016 Annual Meeting is more than 25 days before the anniversary date of the 2015 Annual Meeting of Stockholders, in accordance with the Company’s By-laws and Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of this year’s meeting date and record date before delivering the Company’s proxy statement.

For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2016 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, the proposal must be received by the Company’s Corporate Secretary at the address set forth below by the close of business on February 21, 2016. Any such proposal also must comply with Rule 14a-8 under the Exchange Act.

For a stockholder proposal that is not intended to be included in the Company’s proxy statement for the 2016 Annual Meeting under Rule 14a-8 under the Exchange Act, written notice of the proposal, which notice must include the information required by the Company’s By-laws, must be received by the Company’s Corporate Secretary at the address set forth below by the close of business on February 21, 2016 (ten days after the date of this Current Report on Form 8-K), in accordance with the advance notice provisions of the Company’s By-laws.

The address of the Company’s Corporate Secretary is: SunPower Corporation, 77 Rio Robles, San Jose, California 95134, Attention: Corporate Secretary.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

February 11, 2016	By:	/S/ LISA BODENSTEINER
	Name:	Lisa Bodensteiner
	Title:	Executive Vice President and General Counsel